Exhibit 99.1

BitNile Holdings Obtains $14.7 Million in Secured Debt Financing to Support Private Equity Investment

Las Vegas, NV, December 19, 2022 – BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the “Company”) announced today that it borrowed $14.7 million of principal amount of a secured promissory note (the “Note”) from an accredited investor and shareholder. The Note matures on March 16, 2023, although if the Company repays at least $12 million of principal payment on or before the maturity date, the Company may extend the maturity date by 45 days by paying a fee of 10% of the outstanding balance owed as of the original maturity date. The Note is secured by certain assets of the Company and various subsidiaries. The purchase price for the Note was $13.5 million, of which $12 million was paid in cash and $1.5 million was a non-accountable expense allowance.

The Loans are guaranteed by Ault Lending, LLC, a subsidiary of the Company (“Ault Lending”), Ault & Company, Inc., an affiliate of the Company, as well as Milton C. Ault, III, the Company’s Executive Chairman and the Chief Executive Officer of Ault & Company, Inc.

The proceeds from the Note will be used for one of the Company’s first private equity related investments, the previously announced agreement to purchase substantially all of the operating assets of Circle 8 Crane Services LLC (“Circle 8”), which is expected to close later today. The Company’s investments in private equity and commercial real estate are led by
Christopher K. Wu, the President of the Company’s subsidiary, Ault Alliance, Inc.

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said “Chris Wu and I are very pleased to close this financing related to what I believe will be a transformational acquisition of the crane operations of Circle 8, an expected key component of our initiatives in energy and infrastructure. We expect to repay the Note from funds from Ault Lending and proceeds from certain real estate transactions.”

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including oil exploration, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235